Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES FIRST QUARTER 2022 RESULTS

-- Strong First Quarter Performance with Adjusted EBITDA Almost Double Q4 2021 --
-- Significantly Raises Full Year Guidance with 2022 Adjusted EBITDA Almost 5x 2021 --
-- Announces Multiple Additional Carbonate and Hydroxide Capacity Expansions --
-- Provides Details on Agreement to Double Ownership Stake in Nemaska to 50% --

PHILADELPHIA, May 3, 2022 – Livent Corporation (NYSE: LTHM) today reported results for the first quarter of 2022.
Revenue was $143.5 million, up 17% from the fourth quarter of 2021 and 56% higher compared to the prior year. Reported GAAP net income was $53.2 million, 609% higher than the previous quarter, and 28 cents per diluted share. Adjusted EBITDA was $53.3 million, 94% higher than the previous quarter, and adjusted earnings per share were 21 cents per diluted share. Further improvement in lithium market conditions and strong customer demand in the first quarter supported higher realized prices than anticipated at the beginning of the year.
“Strong lithium demand growth has continued in 2022,” said Paul Graves, president and chief executive officer of Livent. “Published lithium prices in all forms have increased rapidly amid very tight market conditions and Livent continues to achieve higher realized prices across its entire product portfolio.”
Capacity Expansion Update
Livent remains on schedule to deliver all previously announced capacity expansions. The Company has also announced significant additional capacity expansions for both lithium carbonate and lithium hydroxide, as Livent continues to grow its production to meet future demand from its customers.
Lithium Carbonate
In its first expansion in Argentina, Livent is on track to add 10,000 metric tons of lithium carbonate capacity by the first quarter of 2023. Another 10,000 metric tons of lithium carbonate capacity is

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expected to be added in Argentina by the end of 2023, which will nearly double Livent’s total available LCEs (1) from 2021 levels.
The Company also announced last quarter that it began engineering work on a second capacity expansion in Argentina. Following completion of a preliminary analysis, this expansion is now expected to add an additional 30,000 metric tons of lithium carbonate capacity by the end of 2025, or 10,000 metric tons more than previously announced. By re-engineering the use of fresh water, the second expansion will not require access to any additional fresh water. It also allows Livent to improve overall lithium yields and reduce water use intensity for current and future operations.
Livent has also begun evaluating a third expansion in Argentina that would add up to 30,000 metric tons of additional lithium carbonate capacity. This expansion would deploy a more conventional pond evaporation-based process and require significantly less capital versus prior expansions. Following the third expansion, Livent believes it can reach total capacity at its operations in Argentina of 100,000 metric tons by the end of 2030.
Lithium Hydroxide
The Company announces that it expects to add another 15,000 metric tons of lithium hydroxide capacity at a new location in China by the end of 2023. Additionally, Livent is evaluating building a new facility in either North America or Europe that would process lithium material from battery recycling processes into lithium hydroxide. The Company is exploring multiple opportunities for partnership and funding and believes the new facility could be in operation by the end of 2025, with production capacity of at least 10,000 metric tons.
Livent is also nearing completion of its 5,000 metric tons expansion of lithium hydroxide capacity in Bessemer City that will start commercial production in the second half of this year.
Following these expansions, Livent expects to have total lithium hydroxide capacity of at least 55,000 metric tons by the end of 2025 (excluding Nemaska), more than double its existing hydroxide capacity of 25,000 metric tons.
Nemaska
Yesterday, Livent announced that it has agreed to double its ownership interest in Nemaska Lithium Inc. (“Nemaska”) to 50% by issuing 17,500,000 shares of Livent common stock. Nemaska is a fully integrated lithium hydroxide development project with 34,000 metric tons of nameplate capacity located in Québec, Canada. The closing of the transaction is subject to customary conditions, including, among other things, the expiration of certain notice periods required by applicable law. For more information

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regarding the transaction, please refer to the press release issued yesterday that can be found on livent.com.
Guidance and Outlook (2)
Livent has significantly increased its guidance for 2022 financial performance. With no projected change in volumes, this is driven by higher expected realized prices across all lithium products. For the full year, Livent now projects revenue to be in the range of $755 million to $835 million and Adjusted EBITDA to be in the range of $290 million to $350 million.

($ million)	Revised FY 2022 Guidance	Prior FY 2022 Guidance	Actual FY 2021	Revised YoY Growth (midpoint)
Revenue	755 – 835	540 – 600	420	Up 89%
Adj. EBITDA	290 – 350	160 – 200	70	Up 360%

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,100 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “is on track,” “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska

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project. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the continuing effects of the COVID-19 global pandemic. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles using high performance lithium compounds; increased supply chain disruptions in the electric vehicle manufacturing industry; volatility in the price for performance lithium compounds (as the principal driver of our higher guidance range is higher expected realized pricing); adverse global economic and weather conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any further suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input or that require a lesser amount of performance lithium compounds; liquidity and access to credit; the conditional conversion feature of the 2025 Notes; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; difficulty integrating future acquisitions; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; the effects of war, such as the conflict in Ukraine; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; increases in the price of energy and raw materials or broader global inflationary pressures; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; not having established proven or probable mineral reserves, as defined by the SEC; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to ownership of our common stock, including price fluctuations and lack of dividends; ESG risks, including events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2021 Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Lithium Carbonate Equivalents.
2.Although we provide a forecast for Adjusted EBITDA, we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$143.5	$91.7
Costs of sales	83.6	78.4
Gross margin	59.9	13.3
Selling, general and administrative expenses	11.8	10.7
Research and development expenses	0.9	0.7
Restructuring and other charges	1.0	0.3
Separation-related costs/(income)	0.1	(0.1)
Total costs and expenses	97.4	90.0
Income from operations before equity in net loss of unconsolidated affiliate, interest expense, net and other gain	46.1	1.7
Equity in net loss of unconsolidated affiliate	2.2	1.3
Interest expense, net	—	0.3
Other gain	(14.0)	—
Income from operations before income taxes	57.9	0.1
Income tax expense	4.7	0.9
Net income/(loss)	$53.2	$(0.8)
Net income/(loss) per weighted average share - basic	$0.33	$(0.01)
Net income/(loss) per weighted average share - diluted	$0.28	$(0.01)
Weighted average common shares outstanding - basic	161.7	146.5
Weighted average common shares outstanding - diluted	191.4	146.5

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME/(LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2022	2021
Net income/(loss)	$53.2	$(0.8)
Add back:
Interest expense, net	—	0.3
Income tax expense	4.7	0.9
Depreciation and amortization	6.4	6.2
EBITDA (Non-GAAP) (1)	64.3	6.6
Add back:
Argentina remeasurement losses (a)	1.0	2.3
Restructuring and other charges (b)	1.0	0.3
Separation-related costs/(income) (c)	0.1	(0.1)
COVID-19 related costs (d)	0.8	0.9
Other loss (e)	1.6	1.1
Subtract:
Blue Chip Swap gain (f)	(14.0)	—
Argentina interest income (g)	(1.5)	—
Adjusted EBITDA (Non-GAAP) (1)	$53.3	$11.1
__________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income/(loss) plus interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges, separation-related costs/(income) and certain other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income/(loss) or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income/(loss).
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Three months ended March 31, 2022 includes $0.5 million of severance costs for management changes at certain administrative facilities and $0.4 million for miscellaneous nonrecurring costs. Three months ended March 31, 2021 consists primarily of transaction-related legal fees and miscellaneous nonrecurring costs.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Three months ended March 31, 2022 and 2021 represents our 25% indirect interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations.
f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
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RECONCILIATION OF NET INCOME/(LOSS) (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended March 31,
	2022	2021
Net income/(loss)	$53.2	$(0.8)
Special charges:
Argentina remeasurement losses (a)	1.0	2.3
Restructuring and other charges (b)	1.0	0.3
Separation-related costs/(income) (c)	0.1	(0.1)
COVID-19 related costs (d)	0.8	0.9
Other loss (e)	1.6	1.1
Blue Chip Swap gain (f)	(14.0)	—
Argentina interest income (g)	(1.5)	—
Non-GAAP tax adjustments (i)	(2.2)	(0.3)
Adjustment for interest, net of tax, on 2025 Notes assumed converted (Non-GAAP) (h)	—	0.2
Adjusted after-tax earnings (Non-GAAP) (1)	$40.0	$3.6

Diluted earnings/(loss) per common share (GAAP)	$0.28	$(0.01)
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.01	0.01
Restructuring and other charges, per diluted share	0.01	—
COVID-19 related costs, per diluted share	—	0.01
Other loss, per diluted share	0.01	0.01
Blue Chip Swap gain, per diluted share	(0.08)	—
Argentina interest income, per diluted share	(0.01)	—
Non-GAAP tax adjustments, per diluted share	(0.01)	—
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.21	$0.02
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	191.4	176.0
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Three months ended March 31, 2022 includes $0.5 million of severance costs for management changes at certain administrative facilities and $0.4 million for miscellaneous nonrecurring costs. Three months ended March 31, 2021 consists primarily of transaction-related legal fees and miscellaneous nonrecurring costs.
c.Represents legal and professional fees and other separation-related activity.
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d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Three months ended March 31, 2022 and 2021 represents our 25% interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations.
f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
h.For the three months ended March 31, 2022 and 2021, $2.9 million and $2.6 million of the interest on the 2025 Notes was capitalized, respectively.
i.The Company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead includes a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and, changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the Company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended March 31,
(in Millions)	2022	2021
Non-GAAP tax adjustments:
Income tax expense/(benefit) on restructuring, separation-related and other corporate costs	$0.1	$(0.5)
Foreign currency remeasurement and other discrete items	(3.9)	(1.1)
Blue Chip Swap gain	1.4	—
Other discrete items	0.2	1.3
Total Non-GAAP tax adjustments	$(2.2)	$(0.3)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2022	2021
Cash provided by operating activities (GAAP)	$10.8	$12.7
Restructuring and other charges	0.2	0.2
Separation-related costs/(income)	0.4	(0.7)
COVID-19 related costs (a)	0.8	0.9
Adjusted cash provided by operations (Non-GAAP) (1)	$12.2	$13.1
___________________
1.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
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RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	March 31, 2022	December 31, 2021
Long-term debt (GAAP) (a)	$240.8	$240.4
Less: Cash and cash equivalents (GAAP)	(68.5)	(113.0)
Net debt (Non-GAAP) (1)	$172.3	$127.4
___________________
1.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.As of March 31, 2022 and December 31, 2021, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$68.5	$113.0
Trade receivables, net of allowance of approximately $0.3 in 2022 and $0.3 in 2021	105.5	96.4
Inventories	150.5	134.6
Other current assets	40.0	55.3
Total current assets	364.5	399.3
Investments	33.4	27.2
Property, plant and equipment, net of accumulated depreciation of $246.2 in 2022 and $243.0 in 2021	737.8	677.9
Right of use assets - operating leases, net	6.0	6.3
Deferred income taxes	—	0.9
Other assets	100.9	90.9
Total assets	$1,242.6	$1,202.5

Accounts payable, trade and other	$62.2	$65.4
Other current liabilities	55.3	62.9
Income taxes	2.8	3.0
Total current liabilities	120.3	131.3
Long-term debt	240.8	240.4
Operating lease liabilities - long-term	5.0	5.4
Long-term liabilities	27.5	30.0
Equity	849.0	795.4
Total liabilities and equity	$1,242.6	$1,202.5
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2022	2021
Cash provided by operating activities	$10.8	$12.7
Cash used in investing activities	(55.4)	(27.0)
Cash provided by financing activities	0.1	24.2
(Decrease)/increase in cash and cash equivalents	(44.5)	9.9
Cash and cash equivalents, beginning of period	113.0	11.6
Cash and cash equivalents, end of period	$68.5	$21.5
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